EXHIBIT 4.3

REGISTRATION RIGHTS AGREEMENT

by and among

THE SCOTTS MIRACLE-GRO COMPANY,
THE GUARANTORS

and

WELLS FARGO SECURITIES, LLC
as representative of the several Initial Purchasers

Dated as of August 13, 2021

REGISTRATION RIGHTS AGREEMENT
This Registration Rights Agreement (this “Agreement”) is made and entered into as of August 13, 2021, by and among The Scotts Miracle-Gro Company, an Ohio corporation (the “Company”), the guarantors listed on the signature pages hereto (the “Guarantors”), and Wells Fargo Securities, LLC as representative (the “Representative”) of the Initial Purchasers (as defined below), each of whom has agreed to purchase the Company’s 4.375% Senior Notes due 2032 (the “Initial Notes”) fully and unconditionally guaranteed by the Guarantors (the “Guarantees”) pursuant to the Purchase Agreement (as defined below). The Initial Notes and the Guarantees attached thereto are herein collectively referred to as the “Initial Securities.”
This Agreement is made pursuant to the Purchase Agreement, dated August 10, 2021 (the “Purchase Agreement”), among the Company, the Guarantors and the Representative on behalf of itself and the Initial Purchasers (i) for the benefit of the Initial Purchasers and (ii) for the benefit of the holders from time to time of the Initial Securities, including the Initial Purchasers. In order to induce the Initial Purchasers to purchase the Initial Securities, the Company has agreed to provide the registration rights set forth in this Agreement on the terms hereof. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers set forth in Section 6(g) of the Purchase Agreement.
The parties hereby agree as follows:
SECTION 1.    Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings:
Additional Interest: Any amounts owing pursuant to Section 5 hereof.
Additional Interest Payment Date: With respect to the Initial Securities, each Interest Payment Date.
Advice: As defined in Section 6(d) hereof.
Agreement: As defined in the preamble hereof.
Broker-Dealer: Any broker or dealer registered under the Exchange Act.
Business Day: Any day other than a Saturday, Sunday or U.S. federal holiday or a day on which banking institutions or trust companies located in New York, New York are authorized or obligated to be closed.
Closing Date: The date of this Agreement.
Commission: The U.S. Securities and Exchange Commission.

Company: As defined in the preamble hereof.
Consummate: A registered Exchange Offer shall be deemed “Consummated” for purposes of this Agreement upon the occurrence of (i) the filing and effectiveness under the Securities Act of the Exchange Offer Registration Statement relating to the Exchange Securities to be issued in the Exchange Offer, (ii) the maintenance of such Exchange Offer Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(b) hereof, and (iii) the delivery by the Company to the Registrar (as defined in the Indenture) of Exchange Securities in the same aggregate principal amount as the aggregate principal amount of Initial Securities that were tendered by Holders thereof pursuant to the Exchange Offer.
Exchange Act: The Securities Exchange Act of 1934, as amended.
Exchange Offer: The registration by the Company under the Securities Act of the Exchange Securities pursuant to a Registration Statement pursuant to which the Company offers the Holders of all outstanding Transfer Restricted Securities the opportunity to exchange all such outstanding Transfer Restricted Securities held by such Holders for Exchange Securities in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Securities tendered in such exchange offer by such Holders.
Exchange Offer Registration Statement: The Registration Statement relating to the Exchange Offer, including the related Prospectus.
Exchange Securities: The 4.375% Senior Notes due 2032, of the same series under the Indenture as the Initial Securities, to be issued to Holders in exchange for Transfer Restricted Securities pursuant to this Agreement.
FINRA: The Financial Industry Regulatory Authority.
Free Writing Prospectus: Each free writing prospectus (as defined in Rule 405 under the Securities Act) prepared by or on behalf of the Company or used or referred to by the Company in connection with the sale of the Initial Securities or the Exchange Securities.
Guarantees: As defined in the preamble hereof.
Guarantors: As defined in the preamble hereof.
Holders: As defined in Section 2(b) hereof.
Indemnified Person: As defined in Section 8(c) hereof.
Indemnifying Person: As defined in Section 8(c) hereof.

Indenture: The Indenture, dated as of the date hereof, by and among the Company, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”), pursuant to which the Initial Securities are to be issued, as such Indenture is amended or supplemented from time to time in accordance with the terms thereof.
Initial Notes: As defined in the preamble hereof.
Initial Purchasers: Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, BofA Securities, Inc., Fifth Third Securities, Inc., Rabo Securities USA, Inc., SMBC Nikko Securities America, Inc., TD Securities (USA) LLC, Citizens Capital Markets, Inc., Scotia Capital (USA) Inc., U.S. Bancorp Investments, Inc., Truist Securities, Inc., HSBC Securities (USA) Inc. and PNC Capital Markets LLC.

Initial Placement: The issuance and sale by the Company of the Initial Securities to the Initial Purchasers pursuant to the Purchase Agreement.

Initial Securities: As defined in the preamble hereto.
Interest Payment Date: As defined in the Indenture and the Initial Notes.
Issuer Information: As defined in Section 8(a) hereof.
Person: An individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.
Prospectus: The prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such prospectus.
Purchase Agreement: As defined in the recital hereof.
Registration Default: As defined in Section 5 hereof.
Registration Statement: Any registration statement filed by the Company pursuant to the Securities Act relating to (a) an offering of Exchange Securities pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, which is filed pursuant to the provisions of this Agreement, in each case, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.
Representative: As defined in the preamble hereof.
Securities Act: The Securities Act of 1933, as amended.

Shelf Filing Deadline: As defined in Section 4(a) hereof.
Shelf Registration Statement: As defined in Section 4(a) hereof.
Transfer Restricted Securities: Each Initial Security, until the earliest to occur of (a) the date on which such Initial Security is exchanged in the Exchange Offer for an Exchange Security entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Securities Act, (b) the date on which such Initial Security has been effectively registered under the Securities Act and disposed of in accordance with a Shelf Registration Statement and (c) the date on which such Initial Security is distributed to the public pursuant to Rule 144 under the Securities Act or by a Broker-Dealer pursuant to the “Plan of Distribution” contemplated by the Exchange Offer Registration Statement (including delivery of the Prospectus contained therein).
Trust Indenture Act: The Trust Indenture Act of 1939, as amended.
Underwritten Registration or Underwritten Offering: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.
SECTION 2.    Securities Subject to this Agreement.
(a)    Transfer Restricted Securities. The securities entitled to the benefits of this Agreement are the Transfer Restricted Securities.
(b)    Holders of Transfer Restricted Securities. A Person is deemed to be a holder of Transfer Restricted Securities (each, a “Holder”), whenever such Person owns Transfer Restricted Securities.
SECTION 3.    Registered Exchange Offer.
(a)    Unless the Exchange Offer shall not be permissible under applicable law or Commission policy (after the procedures set forth in Section 6(a) hereof have been complied with), each of the Company and the Guarantors shall (i) cause to be filed with the Commission as soon as practicable after the Closing Date, but in no event later than 465 days after the Closing Date (or if such 465th day is not a Business Day, the next succeeding Business Day), a Registration Statement under the Securities Act relating to the Exchange Securities and the Exchange Offer, (ii) use its reasonable best efforts to cause such Registration Statement to become effective at the earliest possible time, but in no event later than 555 days after the Closing Date (or if such 555th day is not a Business Day, the next succeeding Business Day), (iii) in connection with the foregoing, file (A) all pre-effective amendments to such Registration Statement as may be necessary in order to cause such Registration Statement to become effective, (B) if applicable, a post-effective amendment to such Registration Statement pursuant to Rule 430A under the Securities Act and (C) cause all necessary filings, if any, in connection with the registration and qualification of the Exchange Securities to be made under the state securities or blue sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, and (iv) upon the effectiveness of such Registration Statement, commence the Exchange Offer. The Exchange Offer shall be on the appropriate form permitting registration of the Exchange Securities to be offered in exchange for the Transfer Restricted Securities and to permit resales of Initial Securities held by Broker-Dealers as contemplated by Section 3(c) hereof.
(b)    The Company and the Guarantors shall cause the Exchange Offer Registration Statement to be effective continuously and shall use their reasonable best efforts to keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 Business Days (or longer, if required by the federal securities laws) after the date on which notice of the Exchange Offer is mailed to the Holders. The Company shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Exchange Securities shall be included in the Exchange Offer Registration Statement. The Company shall use its reasonable best efforts to cause the Exchange Offer to be Consummated on the earliest practicable date after the Exchange Offer Registration Statement has become effective, but in no event later than 555 days after the Closing Date (or if such 555th day is not a Business Day, the next succeeding Business Day).
(c)    The Company shall indicate in a “Plan of Distribution” section contained in the Prospectus forming a part of the Exchange Offer Registration Statement that any Broker-Dealer who holds Initial Securities that are Transfer Restricted Securities and that were acquired for its own account as a result of market-making activities or other trading activities (other than Transfer Restricted Securities acquired directly from the Company), may exchange such Initial Securities pursuant to the Exchange Offer; however, such Broker-Dealer may be deemed to be an “underwriter” within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the Exchange Securities received by such Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement. Such “Plan of Distribution” section shall also contain all other information with respect to such resales by Broker-Dealers that the Commission may require in order to permit such resales pursuant thereto, but such “Plan of Distribution” shall not name any such Broker-Dealer or disclose the amount of Initial Securities held by any such Broker-Dealer except to the extent required by the Commission as a result of a change in policy after the date of this Agreement.
Each of the Company and the Guarantors shall use its reasonable best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(c) hereof to the extent necessary to ensure that it is available for resales of Initial Securities acquired by Broker-Dealers for their own accounts as a result of market-making activities or other trading activities, and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period ending on the earlier of (i) 180 days from the date on which the Exchange Offer Registration Statement is declared effective and (ii) the date on which a Broker-Dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities.
The Company shall provide sufficient copies of the latest version of such Prospectus to Broker-Dealers promptly upon request at any time during such 180-day (or shorter as provided in the foregoing sentence) period in order to facilitate such resales.
SECTION 4.    Shelf Registration.
(a)    Shelf Registration. If (i) the Company is not required to file the Exchange Offer Registration Statement or to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy (after the procedures set forth in Section 6(a) hereof have been complied with), (ii) for any reason the Exchange Offer is not Consummated within 555 days after the Closing Date (or if such 555th day is not a Business Day, the next succeeding Business Day), or (iii) with respect to any Holder of Transfer Restricted Securities (A) such Holder is prohibited by applicable law or Commission policy from participating in the Exchange Offer, or (B) such Holder may not resell the Exchange Securities acquired by it in the Exchange Offer to the public without delivering a prospectus and that the Prospectus contained in the Exchange Offer Registration Statement is not available for such resales or would not satisfy such prospectus delivery requirement by such Holder, or (C) such Holder is a Broker-Dealer and holds Initial Securities acquired directly from the Company or one of its affiliates, then, upon such Holder’s request the Company and the Guarantors shall
(x)    cause to be filed a shelf registration statement pursuant to Rule 415 under the Securities Act, which may be an amendment to the Exchange Offer Registration Statement (in either event, the “Shelf Registration Statement”) on or prior to the earliest to occur of (1) the 30th day after the date on which the Company determines that it is not required to file the Exchange Offer Registration Statement, (2) the 30th day after the date on which the Company receives notice from a Holder of Transfer Restricted Securities as contemplated by clause (ii) above, and (3) the 525th day after the Closing Date (or if such 525th day is not a Business Day, the next succeeding Business Day) (such earlier date being the “Shelf Filing Deadline”); provided that, notwithstanding the foregoing, such date shall be no earlier than the 525th day after the Closing Date (or if such 525th day is not a Business Day, the next succeeding Business Day), which Shelf Registration Statement shall provide for resales of all Transfer Restricted Securities the Holders of which shall have provided the information required pursuant to Section 4(b) hereof; and
(y)    use their reasonable best efforts to cause such Shelf Registration Statement to be declared effective by the Commission on or before the 60th day after the Shelf Filing Deadline (or if such 60th day is not a Business Day, the next succeeding Business Day).
Each of the Company and the Guarantors shall use its reasonable best efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for resales of Initial Securities by the Holders of Transfer Restricted Securities entitled to the benefit of this Section 4(a), and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of at least one year following the effective date of such Shelf Registration Statement (or such shorter period that will terminate when all the Initial Securities covered by such Shelf Registration Statement have been sold pursuant to such Shelf Registration Statement).
(b)    Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 15 Business Days after receipt of a request therefor, such information as the Company may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.
SECTION 5.    Additional Interest. If (i) any of the Registration Statements required by this Agreement is not filed with the Commission on or prior to the date specified for such filing in this Agreement, (ii) any of such Registration Statements has not been declared effective by the Commission on or prior to the date specified for such effectiveness in this Agreement, (iii) the Exchange Offer has not been Consummated on or prior to the date specified for such consummation in this Agreement with respect to the Exchange Offer Registration Statement or (iv) any Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded immediately by a post-effective amendment to such Registration Statement that cures such failure and that is itself immediately declared effective (each such event referred to in clauses (i) through (iv), a “Registration Default”), the Company hereby agrees that the interest rate borne by the Transfer Restricted Securities shall be increased by 0.25% per annum during the 90-day period immediately following the occurrence of any Registration Default, and after such 90-day period, if such Registration Default has not yet been cured, the interest rate borne by the Transfer Restricted Securities shall increase by an additional 0.25% per annum with respect to the next subsequent 90-day period; provided, however, in no event shall any increase exceed an aggregate of 0.50% per annum. Following the cure of all Registration Defaults relating to any particular Transfer Restricted Securities, the interest rate borne by the relevant Transfer Restricted Securities will be reduced to the original interest rate borne by such Transfer Restricted Securities; provided, however, that, if after any such reduction in interest rate, a different Registration Default occurs, the interest rate borne by the relevant Transfer Restricted Securities shall again be increased pursuant to the foregoing provisions. Notwithstanding the foregoing, (i) the amount of Additional Interest payable shall not increase because more than one Registration Default has occurred and is pending and (ii) a Holder of Transfer Restricted Securities that is not entitled to the benefits of the Shelf Registration Statement (because, e.g., such Holder has not elected to include information or has not timely delivered such information to the Company pursuant to Section 4(b) hereof) shall not be entitled to Additional Interest with respect to a Registration Default that pertains to the Shelf Registration Statement.
All obligations of the Company and the Guarantors set forth in the preceding paragraph that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such security shall have been satisfied in full.
SECTION 6.    Registration Procedures.
(a)    Exchange Offer Registration Statement. In connection with the Exchange Offer, the Company and the Guarantors shall comply with all of the provisions of Section 6(c) hereof, shall use their reasonable best efforts to effect such exchange to permit the sale of Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and shall comply with all of the following provisions:
(i)    If in the reasonable opinion of counsel to the Company there is a question as to whether the Exchange Offer is permitted by applicable law, each of the Company and the Guarantors hereby agrees to seek a no-action letter or other favorable decision from the Commission allowing the Company and the Guarantors to Consummate an Exchange Offer for such Initial Securities. Each of the Company and the Guarantors hereby agrees to pursue the issuance of such a decision to the Commission staff level but shall not be required to take commercially unreasonable action to effect a change of Commission policy. Each of the Company and the Guarantors hereby agrees, however, to (A) participate in telephonic conferences with the Commission, (B) deliver to the Commission staff an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) diligently pursue a favorable resolution by the Commission staff of such submission.
(ii)    As a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, each Holder of Transfer Restricted Securities shall furnish, upon the request of the Company, prior to the Consummation thereof, a written representation to the Company (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an affiliate (as defined in Rule 405 under the Securities

Act) of the Company, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Exchange Securities to be issued in the Exchange Offer, (C) it is acquiring the Exchange Securities in its ordinary course of business and (D) if such Holder is a Broker-Dealer, such Holder acquired the Transfer Restricted Securities as a result of market-making activities or other trading activities and that it will comply with the applicable provisions of the Securities Act with respect to any resale of any Exchange Securities. In addition, all such Holders of Transfer Restricted Securities shall otherwise cooperate in the Company’s preparations for the Exchange Offer. Each Holder hereby acknowledges and agrees that any Broker-Dealer and any such Holder using the Exchange Offer to participate in a distribution of the securities to be acquired in the Exchange Offer (1) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission’s letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (which may include any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of Exchange Securities obtained by such Holder in exchange for Initial Securities acquired by such Holder directly from the Company.
(b)    Shelf Registration Statement. In connection with the Shelf Registration Statement, each of the Company and the Guarantors shall comply with all the provisions of Section 6(c) hereof and shall use its reasonable best efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof (as indicated in the information furnished to the Company pursuant to Section 4(b) hereof), and pursuant thereto each of the Company and the Guarantors will as expeditiously as is commercially reasonable prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof.
(c)    General Provisions. In connection with any Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities (including, without limitation, any Registration Statement and the related Prospectus required to permit resales of Initial Securities by Broker-Dealers), each of the Company and the Guarantors shall:

(i)    use its reasonable best efforts to keep such Registration Statement continuously effective and provide all requisite financial statements (including, if required by the Securities Act or any regulation thereunder, financial statements of the Guarantors for the period specified in Section 3 or 4 hereof, as applicable; upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company shall file promptly an appropriate amendment to such Registration Statement, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use its reasonable best efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) in accordance with the provisions thereof as soon as practicable thereafter;
(ii)    prepare and file with the Commission such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as applicable, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;
(iii)    advise the underwriter(s), if any, each selling Holder named in a Shelf Registration Statement, and each Broker-Dealer that has requested or received a copy of the Prospectus promptly, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or blue sky laws, each of the Company and the Guarantors shall use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;
(iv)    furnish without charge to each of the Initial Purchasers, each selling Holder named in any Registration Statement, and each of the underwriter(s), if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the reasonable review and comment of such Holders and underwriter(s) in connection with such sale, if any, for a period of at least five Business Days, and the Company will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which an Initial Purchaser of Transfer Restricted Securities covered by such Registration Statement or the underwriter(s), if any, shall reasonably object in writing within five Business Days after the receipt thereof (such objection to be deemed timely made upon confirmation of telecopy transmission within such period). The objection of an Initial Purchaser or underwriter, if any, shall be deemed to be reasonable if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission. This clause (iv) shall not apply to any filing through the Commission’s Next Generation Edgar System or any successor thereto by the Company of any annual report on Form 10-K, quarterly report on Form 10-Q or current report on Form 8-K with respect to matters unrelated to the Transfer Restricted Securities and the offering or exchange therefor;
(v)    promptly prior to the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus, provide copies of such document to the Initial Purchasers, each selling Holder named in any Registration Statement, and to the underwriter(s), if any, make the Company’s and the Guarantors’ representatives available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such selling Holders or underwriter(s), if any, reasonably may request;
(vi)    make available at reasonable times at the Company’s principal place of business or such other reasonable place for inspection by the Initial Purchasers, the managing underwriter(s), if any, participating in any disposition pursuant to such Registration Statement and any attorney or accountant retained by such Initial Purchasers or any of the underwriter(s), all financial and other records, pertinent corporate documents and properties of each of the Company and the Guarantors reasonably requested and cause the Company’s and the Guarantors’ officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness and to participate in meetings with investors to the extent requested by the managing underwriter(s), if any; provided, however, that the conduct of the foregoing inspection shall be subject to the execution by all Persons party to such inspection of a reasonable confidentiality undertaking in customary form with respect to confidential and propriety information of the Company;
(vii)    if reasonably requested by the underwriter(s), if any, or a Holder of Transfer Restricted Securities under a Shelf Registration Statement, promptly incorporate in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the “Plan of Distribution” of the Transfer Restricted Securities, information with respect to the principal amount of Transfer Restricted Securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;
(viii)    cause the Transfer Restricted Securities covered by the Registration Statement to be rated with the appropriate rating agencies, if so requested by the Holders of a majority in aggregate principal amount of Transfer Restricted Securities covered thereby or the underwriter(s), if any;
(ix)    furnish to each Initial Purchaser, the underwriter(s), if any, and each Holder of Transfer Restricted Securities under a Shelf Registration Statement, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including financial statements and schedules, all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

(x)    deliver to each underwriter(s), if any, and each Holder of Transfer Restricted Securities under a Shelf Registration Statement, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; each of the Company and the Guarantors hereby consents to the use (in accordance with law and subject to Section 6(d) hereof) of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;
(xi)    in the case of a Shelf Registration Statement and subject to Section 4(a), enter into such customary agreements (including an underwriting agreement), and make such customary representations and warranties, and take all such other actions, all to such extent as may be reasonably requested by any Initial Purchaser or by any Holder of Transfer Restricted Securities or underwriter in connection with any sale or resale pursuant to any Shelf Registration Statement contemplated by this Agreement; and in connection solely with an Underwritten Registration, the Company shall:
(A)    furnish to each Initial Purchaser, each selling Holder and each underwriter, if any, in such substance and scope as they may reasonably request and as are customarily made by issuers to underwriters in primary underwritten offerings, upon the date of the Consummation of the Exchange Offer or, if applicable, the effectiveness of the Shelf Registration Statement:
(1)    a certificate, dated the date of Consummation of the Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, signed by (y) the Chairman of the Board, Chief Executive Officer or President and (z) the Chief Financial Officer or Chief Accounting Officer of the Company, confirming, as of the date thereof, the matters set forth in Section 6(e) of the Purchase Agreement and such other matters as such parties may reasonably request;
(2)    opinions, dated the date of Consummation of the Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, of counsel for the Company and the Guarantors, covering the matters set forth in Section 6(c) of the Purchase Agreement and such other matter as such parties may reasonably request; and
(3)    a customary comfort letter, dated the date of effectiveness of the Shelf Registration Statement, from the Company’s independent accountants, in the customary form and covering matters of the type customarily requested to be covered in comfort letters by underwriters in connection with primary underwritten offerings, and covering or affirming the matters set forth in the comfort letters delivered pursuant to Section 6(a) and 6(f) of the Purchase Agreement, without exception;
(B)    set forth in full or incorporate by reference in the underwriting agreement, if any, the indemnification provisions and procedures of Section 8 hereof with respect to all parties to be indemnified pursuant to said Section; and
(C)    deliver such other documents and certificates as may be reasonably requested by such parties to evidence compliance with Section 6(c)(xi)(A) hereof and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company or any of the Guarantors pursuant to this Section 6(c)(xi), if any.
If at any time the representations and warranties of the Company and the Guarantors contemplated in Section 6(c)(xi)(A)(1) hereof cease to be true and correct, the Company or the Guarantors shall so advise the Initial Purchasers and the underwriter(s), if any, and each selling Holder promptly and, if requested by such Persons, shall confirm such advice in writing;
(xii)        prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the state securities or blue sky laws of such jurisdictions as the selling Holders or underwriter(s), if any, may reasonably request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statement; provided, however, that neither the Company nor the Guarantors shall be required to register or qualify as a foreign corporation where it is not then so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not then so subject;
(xiii)    to the extent permitted by law and the Indenture, shall issue, upon the request of any Holder of Initial Securities covered by the Shelf Registration Statement, Exchange Securities having an aggregate principal amount equal to the aggregate principal amount of Initial Securities surrendered to the Company by such Holder in exchange therefor or being sold by such Holder; such Exchange Securities to be registered in the name of such Holder or in the name of the purchaser(s) of such Exchange Securities, as the case may be; in return, the Initial Securities held by such Holder shall be surrendered to the Company for cancellation;

(xiv)    cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Holders or the underwriter(s), if any, may request at least two Business Days prior to any sale of Transfer Restricted Securities made by such Holders or underwriter(s);
(xv)    use its reasonable best efforts to cause the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in Section 6(c)(xii) hereof;
(xvi)    if any fact or event contemplated by Section 6(c)(iii)(D) hereof shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading;
(xvii)    provide a CUSIP number for all Exchange Securities not later than the effective date of the Registration Statement covering such Exchange Securities and provide the Trustee under the Indenture with printed certificates for such Exchange Securities which are in a form eligible for deposit with the Depository Trust Company and take all other action necessary to ensure that all such Exchange Securities are eligible for deposit with the Depository Trust Company;
(xviii)    cooperate and assist in any filings required to be made with FINRA and in the performance of any due diligence investigation by any underwriter (including any “qualified independent underwriter”) that is required to be retained in accordance with the rules and regulations of FINRA;
(xix)    otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 under the Securities Act (which need not be audited) for the twelve-month period (A) commencing at the end of any fiscal quarter in which Transfer Restricted Securities are sold to underwriters in a firm commitment or best efforts Underwritten Offering or (B) if not sold to underwriters in such an offering, beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the Registration Statement;

(xx)    cause the Indenture to be qualified under the Trust Indenture Act not later than the effective date of the first Registration Statement required by this Agreement, and, in connection therewith, cooperate with the Trustee and the Holders of Initial Securities to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and to execute and use its reasonable best efforts to cause the Trustee to execute all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner;
(xxi)    in the case of a Shelf Registration Statement, cause all Transfer Restricted Securities covered by such Shelf Registration Statement to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed if requested by the Holders of a majority in aggregate principal amount of Initial Securities or the managing underwriter(s), if any; and
(xxii)    provide promptly to each Holder upon request each document filed with the Commission pursuant to the requirements of Section 13 and Section 15 of the Exchange Act.
(d) Restrictions on Holders. Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of any notice from the Company of the existence of any fact of the kind described in Section 6(c)(iii)(C) or (D) hereof (any such notice, a “Suspension Notice”), such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xvi) hereof, or until it is advised in writing (the “Advice”) by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus (in each case, the “Recommencement Date”). If so directed by the Company, each Holder will deliver to the Company (at the Company’s expense) or destroy all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of the Suspension Notice. In the event the Company shall give any such Suspension Notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by the number of days during the period from and including the date of the giving of the Suspension Notice to the Recommencement Date; provided, however, that, no such extension shall be taken into account in determining whether Additional Interest is due pursuant to Section 5 hereof or the amount of such Additional Interest, it being agreed that the Company’s option to suspend use of a Registration Statement pursuant to this paragraph, shall be treated as a Registration Default for purposes of Section 5 hereof.

SECTION 7.    Registration Expenses.
(a)    All expenses incident to the Company’s and the Guarantors’ performance of or compliance with this Agreement will be borne by the Company and the Guarantors, jointly and severally, regardless of whether a Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees and expenses (including filings made by any Initial Purchaser or Holder with FINRA (and, if applicable, the fees and expenses of any “qualified independent underwriter” and its counsel that may be required by the rules and regulations of FINRA)); (ii) all fees and expenses of compliance with federal securities and state securities or blue sky laws; (iii) all expenses of printing (including printing certificates for the Exchange Securities to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company, the Guarantors and, subject to Section 7(b) hereof, the Holders of Transfer Restricted Securities; (v) all application and filing fees in connection with listing the Exchange Securities on a securities exchange or automated quotation system pursuant to the requirements thereof; and (vi) all fees and disbursements of independent certified public accountants of the Company and the Guarantors (including the expenses of any special audit and comfort letters required by or incident to such performance, if applicable).
Each of the Company and the Guarantors will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company or the Guarantors.
(b)    In connection with any Registration Statement required by this Agreement (including, without limitation, the Exchange Offer Registration Statement and the Shelf Registration Statement), the Company and the Guarantors, jointly and severally, will reimburse the Initial Purchasers and the Holders of Transfer Restricted Securities being tendered in the Exchange Offer and/or resold pursuant to the “Plan of Distribution” contained in the Exchange Offer Registration Statement or registered pursuant to the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel, as may be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared.
(c)    Each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder’s Transfer Restricted Securities pursuant to any Shelf Registration Statement.
SECTION 8.    Indemnification.
(a)    The Company and each Guarantor, jointly and severally, agree to indemnify and hold harmless each Initial Purchaser and each Holder, their respective affiliates, directors and officers and each Person, if any, who controls any Initial

Purchaser or any Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable and documented out-of-pocket legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (1) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (2) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus, any Free Writing Prospectus or any “issuer information” (“Issuer Information”) filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser or information relating to any Holder furnished to the Company in writing through Wells Fargo Securities, LLC or any selling Holder, respectively, expressly for use therein. In connection with any Underwritten Offering permitted by Section 3, the Company and the Guarantors, jointly and severally, will also indemnify the underwriters, if any, selling brokers, dealers and similar securities industry professionals participating in the distribution, their respective affiliates and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holders, if requested in connection with any Registration Statement, any Prospectus, any Free Writing Prospectus or any Issuer Information.
(b)    Each Holder by acquisition of a Transfer Restricted Security, agrees, severally and not jointly, to indemnify and hold harmless the Company, the Guarantors, the Initial Purchasers and the other selling Holders, the directors of the Company and the Guarantors, each officer of the Company and the Guarantors who signed the Registration Statement and each Person, if any, who controls the Company, the Guarantors, any Initial Purchaser and any other selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Holder furnished to the Company in writing by such Holder expressly for use in any Registration Statement, any Prospectus and any Free Writing Prospectus.
(c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such Person (the “Indemnified Person”) shall promptly notify the Person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 8 that the Indemnifying Person may designate in such proceeding and shall pay the reasonable and documented fees and expenses of such proceeding and shall pay the reasonable and documented fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reasonable and documented and shall be reimbursed as they are incurred. Any such separate firm (x) for any Initial Purchaser, its affiliates, directors and officers and any control Persons of such Initial Purchaser shall be designated in writing by Wells Fargo Securities, LLC, (y) for any Holder, its directors and officers and any control Persons of such Holder shall be designated in writing by the Holders of a majority in principal amount of Transfer Restricted Securities (excluding any Transfer Restricted Securities held by the Company or its Affiliates) and (z) in all other cases shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for reasonable and documented fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the

Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (A) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.
(d) If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors from the offering of the Initial Securities and the Exchange Securities, on the one hand, and by the Holders from receiving Initial Securities or Exchange Securities registered under the Securities Act, on the other hand, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Guarantors on the one hand and the Holders on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and the Guarantors on the one hand and the Holders on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors or by the Holders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
(e) The Company, the Guarantors and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 8, in no event shall a Holder be required to contribute any amount in excess of the amount by which the total price at which the Initial Securities or Exchange Securities sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No

Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute pursuant to this Section 8 are several and not joint.
(f) The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.
(g) The indemnity and contribution provisions contained in this Section 8 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Initial Purchasers or any Holder or any Person controlling any Initial Purchaser or any Holder, or by or on behalf of the Company or the Guarantors or the officers or directors of or any Person controlling the Company or the Guarantors, (iii) acceptance of any of the Exchange Securities and (iv) any sale of Transfer Restricted Securities pursuant to a Shelf Registration Statement.
SECTION 9.    Rule 144A. Each of the Company and the Guarantors hereby agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding, at any time that the Company is not subject to either Section 13 or 15(d) of the Exchange Act, to make available to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A under the Securities Act.
SECTION 10.    Participation in Underwritten Registrations. No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder’s Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.
SECTION 11.    Selection of Underwriters. The Holders of Transfer Restricted Securities covered by the Shelf Registration Statement who desire to do so may sell such Transfer Restricted Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker(s) and managing underwriter(s) that will administer such offering will be selected by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in such offering; provided, however, that such investment banker(s) and managing underwriter(s) must be reasonably satisfactory to the Company.
SECTION 12.    Miscellaneous.

(a)    Remedies. Each of the Company and the Guarantors hereby agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.
(b)    No Inconsistent Agreements. Each of the Company and the Guarantors will not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts in any material respect with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict in any material respect with and are not inconsistent with the rights granted to the holders of the Company’s or any of the Guarantors’ securities under any agreement in effect on the date hereof.
(c)    Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, unless the Company has (i) in the case of Section 5 hereof and this Section 12(c)(i), obtained the written consent of Holders of all outstanding Transfer Restricted Securities and (ii) in the case of all other provisions hereof, obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities (excluding any Transfer Restricted Securities held by the Company or its Affiliates). Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose securities are being tendered pursuant to the Exchange Offer and that does not affect directly or indirectly the rights of other Holders whose securities are not being tendered pursuant to such Exchange Offer may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities being tendered or registered; provided, however, that, with respect to any matter that directly or indirectly affects the rights of any Initial Purchaser hereunder, the Company shall obtain the written consent of each such Initial Purchaser with respect to which such amendment, qualification, supplement, waiver, consent or departure is to be effective.
(d)    Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:
(i)    if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

(ii)    if to the Company:

The Scotts Miracle-Gro Company
14111 Scottslawn Road
Marysville, Ohio 43041
Telecopier No.: (937) 578-5754
Attention: Ivan C. Smith, Executive Vice President
     General Counsel, Corporate Secretary and Chief
                  Compliance Officer

With a copy to:

Vorys, Sater, Seymour and Pease LLP 52 E. Gay Street Columbus, Ohio 43215 Facsimile: (614) 719-5186 Attention: Adam L. Miller, Esq.
All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.
Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.
(e)    Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without limitation, and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder.
(f)    Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
(g)    Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
(h)    Governing Law. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE

WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW RULES THEREOF.
(i)    Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.
(j)    Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

THE SCOTTS MIRACLE-GRO COMPANY By: /s/ CORY J. MILLER
Name: Cory J. Miller Title: Senior Vice President and Interim Chief Financial Officer

[Signature Page to Registration Rights Agreement]

GUARANTORS:
1868 VENTURES LLC
AEROGROW INTERNATIONAL, INC.
HYPONEX CORPORATION
MIRACLE-GRO LAWN PRODUCTS, INC.
ROD MCLELLAN COMPANY
SANFORD SCIENTIFIC, INC.
SCOTTS LIVE GOODS HOLDINGS, INC.
SCOTTS MANUFACTURING COMPANY
SCOTTS PRODUCTS CO.
SCOTTS PROFESSIONAL PRODUCTS CO.
SCOTTS TEMECULA OPERATIONS, LLC
SMG GROWING MEDIA, INC.
SMGM LLC
THE SCOTTS COMPANY LLC
By:    /s/ GREGORY A. LIENING

Name: Gregory A. Liening Title: Vice President, Tax & Risk and Assistant Secretary

GENSOURCE, INC. By: /s/ GREGORY A. LIENING
Name: Gregory A. Liening Title: Secretary

OMS INVESTMENTS, INC. SCOTTS-SIERRA INVESTMENTS LLC SWISS FARMS PRODUCTS, INC. By: /s/ GREGORY A. LIENING
Name: Gregory A. Liening Title: President and Chief Executive Officer

[Signature Page to Registration Rights Agreement]

THE HAWTHORNE COLLECTIVE, INC. By: /s/ ALBERT J. MESSINA
Name: Albert J. Messina Title: Treasurer

HAWTHORNE HYDROPONICS LLC THE HAWTHORNE GARDENING COMPANY By: /s/ ALBERT J. MESSINA
Name: Albert J. Messina Title: Vice President and Treasurer

HGCI, INC. By: /s/ ALBERT J. MESSINA
Name: Albert J. Messina Title: Vice President

[Signature Page to Registration Rights Agreement]

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written:

WELLS FARGO SECURITIES, LLC As Representative of the several Initial Purchasers

By: Wells Fargo Securities, LLC By: /s/ CHARLES E. STOLL JR.
Title: Vice President
[Signature Page to Registration Rights Agreement]